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                                                                    EXHIBIT 11.2

[Letter of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                                 June 10, 2003




Van Kampen Series Fund, Inc.
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois  60181-5555

                  Re:  Registration Statement on Form N-14
                       for the Van Kampen Series Fund, Inc.
                       (the "Registration Statement")
                       (File No. 333-104966)
                       ---------------------

         We hereby consent to the reference to our firm in the Registration Statement under the Prospectus headings "Information About the Reorganization -- Material Federal Income Tax Consequences of the Reorganization" and "Information About the Reorganization -- Legal Matters", and in Appendix A to the Statement of Additional Information and under the heading "Legal Counsel" in the incorporated by reference prospectus and statements of additional information of the Funds. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate,
                                  Meagher & Flom (Illinois)